UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 5, 2006, John Hellmann, 56, was appointed the Chief Financial Officer of the Company. Mr. Hellmann previously served as the Chief Financial Officer of Birkenstock Distribution USA, the U.S. distributor of Birkenstock sandals from December 2005 until June 2006. Prior to that, he served as the Vice President of Finance and Chief Financial Officer of Shoe Pavilion, a discount footwear and accessories retailer from June 2000 until December 2005. From September 1995 until June 2000, Mr. Hellmann served as Vice President and Chief Financial Officer of The Lamaur Corporation, a manufacturer and wholesaler of hair care products. Prior to that, he served as the Director of Finance at Liberty Electronics, Inc., a manufacturer of computer terminals. Prior to that, he served in progressive financial management roles at Inmar Corporation, formerly Topps & Trowsers, a national retail apparel chain. Mr. Hellmann holds a B.S. degree in Accounting, with a minor in Business and Finance, from Mount St. Mary’s College in Emmitsburg, Maryland.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2006	DESIGN WITHIN REACH, INC.

	By:	/s/ John D. Hellmann
John D. Hellmann
Chief Financial Officer